UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2013

WMS Industries Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 785-3000

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On October 18, 2013, Scientific Games Corporation (“Scientific Games”) announced that it had completed the acquisition of WMS Industries Inc. (“WMS”). Pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of January 30, 2013 (the “Merger Agreement”), by and among Scientific Games, SG California Merger Sub, Inc. (“Merger Sub”), Scientific Games International, Inc. (“Financing Sub”) and WMS, Merger Sub merged with and into WMS, with WMS continuing as the surviving corporation (the “Merger”). As a result of the Merger, WMS became a wholly owned subsidiary of Scientific Games.

Item 1.02. Termination of a Material Definitive Agreement.

On October 18, 2013, in connection with the Merger, WMS terminated the Second Amended and Restated Credit Agreement dated as of October 18, 2011 among WMS, certain banks listed therein and JPMorgan Chase Bank, N.A., as administrative agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). No early termination penalties were incurred by WMS in connection with the termination of the Credit Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 18, 2013, pursuant to the terms of the Merger Agreement, Scientific Games completed the acquisition of WMS through the merger of Merger Sub with and into WMS, with WMS continuing as the surviving corporation. As a result of the Merger, WMS became a wholly owned subsidiary of Scientific Games.

At the effective time of the Merger, each share of WMS’ common stock, par value $0.50 (“WMS Common Stock”) issued and outstanding immediately prior to such time, other than shares of WMS Common Stock owned by WMS, Scientific Games or Merger Sub (which were cancelled) and shares of WMS Common Stock with respect to which appraisal rights were properly exercised and not withdrawn under Delaware law, was automatically cancelled and converted into the right to receive $26.00 in cash, without interest (the “Merger Consideration”). At the effective time of the Merger, each outstanding WMS stock option granted prior to January 30, 2013 was cancelled in exchange for the right of the holder to receive a lump sum cash payment equal to the number of shares of WMS Common Stock underlying the WMS stock option multiplied by the excess of the Merger Consideration over the exercise price, if any (the “Option Payment”). In addition, each outstanding award of WMS restricted shares, restricted stock units or phantom units was cancelled at the effective time of the Merger in exchange for the right of the holder to receive a lump sum cash payment equal to the Merger Consideration multiplied by the number of shares of WMS Common Stock underlying each award, except for certain equity awards that were permitted to be granted by WMS following January 30, 2013 (including employee stock options), which were converted into equivalent awards of Scientific Games using a customary exchange ratio of WMS’ stock price to Scientific Games’ stock price on October 18, 2013 (the “Restricted Shares Payment”). As of the effective time of the Merger, each outstanding award of WMS performance units was cancelled in exchange for the right of the holder to receive a lump sum cash payment equal to the Merger Consideration multiplied by the number of shares of WMS Common Stock underlying the performance units at the applicable payout percentage, which was 100% unless the relevant performance targets were met or exceeded as of the effective time of the Merger, in which case the payout percentage was determined based on actual performance (the “Performance Units Payment”). The aggregate amount paid by Scientific Games for the Merger Consideration, Option Payment, Restricted Shares Payment and Performance Units Payment was approximately $1.5 billion.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement which was filed as Exhibit 2.1 to WMS’ Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) on February 4, 2013, and which is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any factual information about WMS, Scientific Games, Merger Sub, Financing Sub or any of their respective subsidiaries or affiliates. Such information can be found in the public filings that WMS or Scientific Games files with the SEC. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and are as of specific dates and solely for the benefit of parties to the Merger Agreement and:

•	are not intended as statements of fact, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate;

•	have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself;

•	may no longer be true as of a given date;

•	may be subject to a contractual standard of materiality in a way that is different from those generally applicable to investors or other stockholders and reports and documents filed with the SEC; and

•	may be subject in some cases to other exceptions and qualifications (including exceptions that do not result in, and would not reasonably be expected to have, a “material adverse effect”).

Accordingly, investors should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of WMS, Scientific Games, Merger Sub, Financing Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change, or may have changed, after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in WMS’ or Scientific Games’ public disclosures. Accordingly, the representations and warranties and other provisions of the Merger Agreement or any description of such provisions should not be read alone, but instead should be read together with the information that each company publicly files in reports and statements with the SEC.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosure set forth under Item 2.01 above is incorporated by reference into this Item 3.01.

In connection with the closing of the Merger, WMS notified the New York Stock Exchange (the “NYSE”) on October 18, 2013 that, at the effective time of the Merger, each share of WMS Common Stock issued and outstanding immediately prior to such time, other than shares of WMS Common Stock owned by WMS, Scientific Games or Merger Sub (which were cancelled) and shares of WMS Common Stock with respect to which appraisal rights were properly exercised and not withdrawn under Delaware law, was automatically cancelled and converted into the right to receive $26.00 in cash, without interest. On October 18, 2013, WMS requested the NYSE to promptly file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) on Form 25 to delist the shares of WMS Common Stock. Upon effectiveness of such Form 25, WMS will file with the SEC a certification on Form 15 under the Exchange Act requesting that the shares of WMS Common Stock be deregistered and that WMS’ reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth under Item 2.01 above is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

On October 18, 2013, pursuant to the terms of the Merger Agreement, Scientific Games completed the acquisition of WMS through the merger of Merger Sub with and into WMS, with WMS continuing as the surviving corporation. As a result of the Merger, WMS became a wholly owned subsidiary of Scientific Games and each share of WMS Common Stock issued and outstanding immediately prior to such time, other than shares of WMS Common Stock owned by WMS, Scientific Games or Merger Sub (which were cancelled) and shares of WMS Common Stock with respect to which appraisal rights were properly exercised and not withdrawn under Delaware law, was automatically cancelled and converted into the right to receive $26.00 in cash, without interest. The aggregate amount paid by Scientific Games for the Merger Consideration, Option Payment, Restricted Shares Payment and Performance Units Payment was approximately $1.5 billion. Scientific Games financed the transaction with debt borrowed from a syndicate of banks arranged by Bank of America, N.A., Credit Suisse Securities (USA) LLC and UBS Securities LLC.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Brian R. Gamache, Edward W. Rabin, Jr., Robert J. Bahash, Patricia M. Nazemetz, Matthew H. Paull, Ira S. Sheinfeld, Bobby L. Siller, William J. Vareschi, Jr. and Keith R. Wyche voluntarily resigned from the board of directors of WMS on October 18, 2013.

In connection with the Merger, each of Brian R. Gamache, Orrin J. Edidin, Scott D. Schweinfurth, Larry J. Pacey, Kenneth Lochiatto, Kathleen J. McJohn and John P. McNicholas, Jr. voluntarily resigned from his or her respective position as an officer of WMS on October 18, 2013.

In connection with the Merger, the following persons became directors of WMS: Jeffrey S. Lipkin, Jack B. Sarno and James R. Metcalfe.

Immediately following the effective time of the Merger, the board of directors of WMS appointed Jeffrey S. Lipkin to serve as WMS’ Chief Financial Officer, Vice President and Treasurer, William J. Huntley to serve as WMS’ President, Jack B. Sarno to serve as WMS’ General Counsel and Secretary, James R. Metcalfe to serve as WMS’ Vice President, Tax, and Scott D. Schweinfurth to serve as WMS’ Vice President.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, upon consummation of the Merger on October 18, 2013, the certificate of incorporation and bylaws of WMS were each amended and restated in their entirety.

The Amended and Restated Certificate of Incorporation of WMS is filed as Exhibit 3.1 hereto and incorporated by reference herein. The Amended and Restated Bylaws of WMS are filed as Exhibit 3.2 hereto and incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, by and among Scientific Games Corporation, SG California Merger Sub, Inc., Scientific Games International, Inc. and WMS Industries Inc., dated as of January 30, 2013 (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed with the SEC on February 4, 2013). (*)

3.1	Amended and Restated Certificate of Incorporation of WMS Industries Inc. (†)

3.2	Amended and Restated Bylaws of WMS Industries Inc. (†)

(*)	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. WMS hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.
(†)	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS Industries Inc.
Date: October 18, 2013
	By:	/s/ Jack B. Sarno
		Name:	Jack B. Sarno
		Title:	General Counsel and Secretary

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, by and among Scientific Games Corporation, SG California Merger Sub, Inc., Scientific Games International, Inc. and WMS Industries Inc., dated as of January 30, 2013 (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed with the SEC on February 4, 2013).

3.1	Amended and Restated Certificate of Incorporation of WMS Industries Inc.

3.2	Amended and Restated Bylaws of WMS Industries Inc.